As filed with the Securities and Exchange Commission on June 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARRIAGE SERVICES, INC.

(Exact name of registrant as specified in its charter)

(See Table of Additional Registrants)

Delaware	76-0423828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 300

Houston, Texas 77056

(713) 332-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

L. Kian Granmayeh

Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)

3040 Post Oak Blvd., Suite 300

Houston, Texas 77056

(713) 332-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam K. Nalley

Porter Hedges LLP

1000 Main, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6642

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Carriage Services, Inc. are additional registrants under this registration statement:

Exact Name of Additional Registrants	State of Incorporation or Organization	I.R.S Employer Identification Number
Carriage Funeral Holdings, Inc.	Delaware	76-0339922
CFS Funeral Services, Inc.	Delaware	76-0386580
Carriage Holding Company, Inc.	Delaware	76-0393194
Carriage Funeral Services of Michigan, Inc.	Michigan	38-3149715
Carriage Funeral Services of Kentucky, Inc.	Kentucky	61-1015339
Carriage Funeral Services of California, Inc.	California	76-0517196
Carriage Cemetery Services of Idaho, Inc.	Idaho	82-0210596
Wilson & Kratzer Mortuaries	California	94-2677490
Rolling Hills Memorial Park	California	94-1495168
Carriage Services of Connecticut, Inc.	Connecticut	06-1491781
CSI Funeral Services of Massachusetts, Inc.	Massachusetts	04-3406556
CHC Insurance Agency of Ohio, Inc.	Ohio	76-0584854
Carriage Services of New Mexico, Inc.	New Mexico	76-0585891
Forastiere Family Funeral Service, Inc.	Massachusetts	76-0615410
Carriage Cemetery Services, Inc.	Texas	76-0592642
Carriage Services of Oklahoma, L.L.C.	Oklahoma	76-0590850
Carriage Services of Nevada, Inc.	Nevada	76-0595471
Hubbard Funeral Home, Inc.	Maryland	53-0226299
Carriage Team California (Cemetery), LLC	Delaware	76-0627583
Carriage Team California (Funeral), LLC	Delaware	76-0627584
Carriage Team Florida (Cemetery), LLC	Delaware	76-0627585
Carriage Team Florida (Funeral), LLC	Delaware	76-0627586
Carriage Services of Ohio, LLC	Delaware	76-0627588
Carriage Team Kansas, LLC	Delaware	76-0627587
Carriage Municipal Cemetery Services of Nevada, Inc.	Nevada	76-0635742
Carriage Cemetery Services of California, Inc.	California	76-0634987
Carriage Insurance Agency of Massachusetts, Inc.	Massachusetts	76-0644470
Carriage Management, Inc.	Delaware	76-0651824
Cochrane’s Chapel of the Roses, Inc.	California	68-0458642
Horizon Cremation Society, Inc.	California	76-0653256
Carriage Life Events, Inc.	Delaware	76-0667598
Carriage Pennsylvania Holdings, Inc.	Delaware	76-0695818
Carriage Funeral Management, Inc.	Delaware	76-0695815
Carriage Florida Holdings, Inc.	Delaware	76-0695816
Cloverdale Park, Inc.	Idaho	82-0251267
Cataudella Funeral Home, Inc.	Massachusetts	04-2588311
Carriage Services Investment Advisors, Inc.	Delaware	45-5172629
PNCA, Inc.	Delaware	45-5172856
Carriage Operations, Inc.	Delaware	45-5172914
Carriage Services of Tennessee, Inc.	Delaware	45-5195328
Carriage Services of Louisiana, Inc.	Louisiana	45-4566991
Fairfax Memorial Funeral Home, L.L.C.	Virginia	54-1974889
Calvary Memorial Park, Incorporated	Virginia	54-0628653

The address and telephone number for each of the additional registrants’ principal executive office is c/o Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; telephone (713) 332-8400.

The name, address and telephone number for the agent for service of each additional registrant is L. Kian Granmayeh, Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer), c/o Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; telephone (713) 332-8400.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 1, 2023

PROSPECTUS

CARRIAGE SERVICES, INC.

$350,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

Guarantees of Debt Securities

We may offer from time to time debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, subscription rights, purchase contracts and units that may include any of these securities. Debt securities we issue under this prospectus may be guaranteed by certain of our subsidiaries.

The aggregate initial offering price of the securities that we offer will not exceed $350,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on the New York Stock Exchange under the symbol “CSV.” The last reported sale price of our common stock on May 31, 2023 was $26.16 per share.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms of offerings of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (or the “Commission” or the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $350 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

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Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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CARRIAGE SERVICES, INC.

As used in this prospectus, the terms “we,” “us,” “our” and the “Company” mean Carriage Services, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.

Carriage Services, Inc. was incorporated in the State of Delaware in December 1993 and is a leading provider of funeral and cemetery services and merchandise in the United States. We operate in two business segments: funeral home operations, which currently accounts for approximately 70% of our total revenue, and cemetery operations, which currently accounts for approximately 30% of our total revenue.

Our funeral homes offer a complete range of services to meet a family’s funeral needs, including consultation, the removal and preparation of remains, the sale of caskets and related funeral merchandise, the use of funeral home facilities for visitation and memorial services and transportation services. Our cemeteries provide interment rights (primarily grave sites, lawn crypts, mausoleum spaces and niches), related cemetery merchandise (such as memorial markers, outer burial containers and monuments) and services (interments, inurnments and installation of cemetery merchandise).

At March 31, 2023, we operated 173 funeral homes in 26 states and 32 cemeteries in 11 states. We compete with other publicly held, privately held and independent operators of funeral and cemetery companies.

Our principal executive offices are located at 3040 Post Oak Blvd., Suite 300, Houston, Texas 77056. Our telephone number is (713) 332-8400. Our website is located at www.carriageservices.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in the documents we incorporate by reference herein may constitute “forward-looking” statements as defined in Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (“PSLRA”), or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements of Carriage and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. All statements, other than statements of historical information, should be deemed to be forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “foresee,” “could,” “should,” “seeks,” “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus and the documents we incorporate by reference herein. Please read “Risk Factors” beginning on page 4 of this prospectus. The risk factors and other factors noted throughout this prospectus and in the documents incorporated by reference could cause our actual results to differ materially from those contained in any forward-looking statement.

The forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control including:

•	our ability to find and retain skilled personnel;

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the effects of our talent recruitment efforts, incentive and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance;

•	our ability to execute our growth strategy;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	the effects of competition;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences and our ability to adapt to or meet those changes;

•	our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development and optimization plans;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

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the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

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our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including share repurchases, potential strategic acquisitions, internal growth projects, dividend increases, or debt repayment plans;

•	our ability to meet the projected financial and equity performance goals to our updated full year outlook, if at all;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all;

•	our level of indebtedness and the cash required to service our indebtedness;

•	changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;

•	effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	the potential impact of epidemics and pandemics, such as the COVID-19 coronavirus, including any new or emerging public health threats, on customer preferences and on our business;

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government, social, business and other actions that have been and will be taken in response to pandemics and epidemics, such as the COVID-19 coronavirus, including potential responses to any new or emerging public health threats;

•	effects and expense of litigation and burial practice claims;

•	consolidation of the funeral and cemetery industry;

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our ability to identify and consummate strategic acquisitions, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto;

•	economic, financial and stock market fluctuations;

•	interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents;

•	adverse developments affecting the financial services industry;

•	acts of war or terrorists acts and the governmental or military response to such acts;

•	our failure to maintain effective control over financial reporting; and

•	other factors and uncertainties inherent in the funeral and cemetery industry.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described under the heading “Risk Factors” in this prospectus and elsewhere in the documents we incorporate herein by reference. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.carriageservices.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.carriageservices.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March  1, 2023, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2023, incorporated by reference therein;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 5, 2023;

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A description of our common stock contained in our registration statement on Form 8, filed with the SEC on December 4, 2002 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 2, 2022; and

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Our Current Reports on Form 8-K, filed with the SEC on January 6, 2023, February  27, 2023, March  6, 2023, April  28, 2023, and May 19, 2023 (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered with this prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Carriage Services, Inc., 3040 Post Oak Blvd., Suite 300, Houston, Texas 77056; telephone number (713) 332-8400.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

•	in the case of senior debt securities, under a senior indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement; and

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in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement.

Any such senior indenture or subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.

Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, we urge you to read the indentures, the forms of securities, the applicable prospectus supplements and the applicable supplemental indentures.

As used in this section of the prospectus and under the captions “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Subscription Rights,” “Description of Purchase Contracts,” and “Description of Units,” the terms “we,” “us,” “our,” the “Company” and “Carriage” mean Carriage Services, Inc. only, and not the subsidiaries of Carriage Services, Inc. Capitalized terms not otherwise defined in this Description of Debt Securities have the meanings given to them in the aforementioned indentures.

Unless otherwise specified in a prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities, either of which may be issued in registered or global form. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to certain of our senior debt. In general, this means that if we declare bankruptcy, holders of the senior debt securities and certain other senior debt will be paid in full before the holders of subordinated debt securities will receive any payment on their securities. Non-convertible debt securities may be fully, irrevocably and unconditionally guaranteed, on a joint and several basis, by some or all of our subsidiaries, other than “minor” subsidiaries as such term is interpreted in securities regulations governing financial reporting for guarantors.

We conduct substantially all of our operations through our subsidiaries. Consequently, our ability to repay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption, or to buy back the securities, depends to a certain extent upon our ability to receive cash flow from our subsidiaries. That is, we will depend upon our subsidiaries’ earnings and their distributions of those earnings to us, and upon our subsidiaries repayment of investments and advances we have made to them to meet our obligations under the debt securities and our other obligations. Our subsidiaries are separate and distinct legal entities and, except to the extent our subsidiaries guarantee the non-convertible debt securities, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so.

Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions. Unless otherwise specified in an applicable prospectus supplement, the indentures do not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The indentures do not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time. A prospectus supplement and a supplemental indenture relating to the offering of a particular series of debt securities will set forth the specific terms of the offered debt securities.

These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

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if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•

the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for common stock, preferred stock or other securities or property of ours or of another person (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depository for global or certificated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•

to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•

if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•

the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such non-convertible debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•

the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

•

if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•

to add to, change or eliminate any of the provisions of the indentures to such extent as shall be necessary to add any of our subsidiaries as a co-issuer of debt securities of an applicable series; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Debt on the terms set forth below:

Under the subordinated indenture, “Senior Debt” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•

the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Debt does not include:

•

any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; or

•	any liability for federal, state, local or other taxes owed or owing by us.

Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

If we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise but excluding payments in securities which are subordinate in right of payment to all then outstanding Senior Debt, or “Junior Securities”) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other acquisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occur, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Carriage (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Debt has been paid in full (other than permitted payments in Junior Securities), such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

The subordinated indenture does not limit the issuance of additional Senior Debt.

Subsidiary Guarantees

If specified in the prospectus supplement, our guarantor subsidiaries will guarantee the non-convertible debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantees of the guarantor subsidiaries.

Subject to the limitations described below and in the prospectus supplement, the guarantor subsidiaries will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at the maturity date, by acceleration or otherwise, of all our payment obligations under the indentures and the non-convertible debt securities of a series, whether for principal of, premium, if any, or interest on the non-convertible debt securities or otherwise. The guarantor subsidiaries will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable trustee in enforcing any rights under a guarantee with respect to a guarantor subsidiary.

In the case of subordinated non-convertible debt securities, a guarantee of a guarantor subsidiary will be subordinated in right of payment to the senior debt of such guarantor subsidiary on the same basis as the subordinated non-convertible debt securities are subordinated to our senior debt. No payment will be made by any guarantor subsidiary under its guarantee during any period in which payments by us on the subordinated non-convertible debt securities are suspended by the subordination provisions of the subordinated indenture.

Each guarantee of a guarantor subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by the relevant guarantor subsidiary without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each guarantee of a guarantor subsidiary will be a continuing guarantee and will:

•

remain in full force and effect until either (a) payment in full of all the applicable non-convertible debt securities (or such non-convertible debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released as described in the following paragraph;

•	be binding upon each guarantor subsidiary; and

•	inure to the benefit of and be enforceable by the applicable trustee, the holders of the non-convertible debt securities and their successors, transferees and assigns.

In the event that a guarantor subsidiary ceases to be our subsidiary, or all or substantially all of the assets or all of the capital stock of any guarantor subsidiary is sold or disposed of, including by way of sale, merger, consolidation or otherwise, such guarantor subsidiary will be released and discharged of its obligations under its guarantee without any further action required on the part of the trustee or any holder of the non-convertible debt securities, and no other person acquiring or owning the assets or capital stock of such guarantor subsidiary will be required to enter into a guarantee. If legal or covenant defeasance occurs with respect to the non-convertible debt securities of any series, all the guarantor subsidiaries will be released and discharged from their obligations under their guarantees. In addition, the prospectus supplement may specify additional circumstances under which a guarantor subsidiary can be released from its guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not merge with or into or consolidate with another entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than a direct or indirect wholly owned subsidiary of ours, and no entity may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•

we are the surviving corporation or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of Carriage; and

•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under an indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately.

However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Please read the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee shall within 90 days after the occurrence of a default (which is actually known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default. The trustee may withhold from the holders notice of any continuing Event of Default, except an Event of Default relating to the payment of principal, premium, if any, or interest, if it withholding such notice would be in the interest of the holders.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the requisite holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•

an Event of Default has occurred and the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture;

•

the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity and security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall not have instituted such action within 60 days of such request; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

As set forth below, we may discharge or defease our obligations under the indentures, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“legal defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under each indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, each indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•

change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement:

•	payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest;

•

principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register;

•

a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series; and

•

all monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC or one of its participants and transfers of beneficial interests will only be effected through DTC’s or such participant’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	we determine in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

Each indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Trustee

If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture contains limitations on the right of the trustee, if it becomes a creditor of Carriage or any subsidiary guarantor, if applicable, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Carriage or any subsidiary guarantor, if applicable. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue 80,000,000 shares of common stock, par value $.01, of which 14,934,211 shares were issued and outstanding as of May 1, 2023, and 40,000,000 shares of preferred stock, par value $.01, of which no shares were issued and outstanding as of May 1, 2023. Our common stock is quoted on the New York Stock Exchange under the symbol “CSV.” The following description of our capital stock is based on our certificate of incorporation and bylaws, as amended and currently in effect.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the voting power of shares of common stock outstanding can elect all the directors, and the holders of the remaining shares will not be able to elect any directors. Each share of common stock is entitled to participate equally in dividends, if, as and when declared by our Board of Directors (the “Board”), and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of preferred stock outstanding. Our shares of common stock have no preemptive rights, redemption rights or sinking fund provisions.

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. Holders of our common stock have no redemption or conversion rights, no preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund provisions. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities, and of the preferential rights of any series of preferred stock then outstanding. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our Board out of funds legally available therefor.

Preferred Stock

Our preferred stock may be issued in series, and shares of each series will have such rights and preferences as may be fixed by our Board in the resolution authorizing the issuance of that particular series. In designating any series of preferred stock, our Board has the authority, without further action by the holders of our common stock, to fix the rights, dividend rate, conversion rights, rights and terms of redemption, and the liquidation preferences of that series of preferred stock.

The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, our Board may determine not to seek stockholder approval.

Although our Board has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our Board will make any determination to issue shares based on its judgment as to our best interests and the best interests of our stockholders. Our Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or that might result in stockholders receiving a premium for their stock over the then current market price of the stock.

Anti-Takeover Provisions

Delaware General Corporation Law

The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a business combination with us for three years following the date that person becomes an interested stockholder, with the following exceptions:

•	before such date, the Company’s Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the Delaware General Corporation Law defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	the sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the Delaware General Corporation Law defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Charter and Bylaw Provisions

The Company’s Amended and Restated Certificate of Incorporation dated July 2, 1996 (as amended, the “Charter”) provides that the Company’s Board is divided into three classes. The directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Stockholders may remove a director prior to the end of the three-year term only for cause upon the vote of holders of at least 80% of voting power of the outstanding shares of common stock. In general, the Company’s Board, not the stockholders, has the right to appoint persons to fill vacancies on the Board.

Directors are elected by a majority of votes cast. The Company’s Amended and Restated Bylaws dated May 16, 2023 (the “Bylaws”) provide that in an uncontested election if the nominee director does not receive a majority of the votes cast, the nominee must promptly deliver a written resignation to the Company’s Board and will continue to serve as a holdover director until the effective date of the director’s resignation, which may be no later than 120 days after the date of the election. The Company’s Board, by a majority vote, is then required to promptly determine whether to decline to accept the director’s resignation or to accept the resignation of the director. If the Company’s Board declines to accept the resignation, the director may continue to serve as long as the director received a plurality of the votes cast. If the Company’s Board accepts the resignation, the directorship will become vacant and the Company’s Board may then fill the vacancy by a majority vote. In the event of a contested election of directors, the Bylaws provide that directors will be elected by the vote of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.

The Bylaws provide that special meetings of holders of common stock may be called only by the Company’s Board and that only such business proposed by the Company’s Board may be considered at special meetings of holders of common stock.

The Bylaws provide that the only business (including election of directors) that may be considered at an annual meeting of holders of common stock, in addition to business proposed (or persons nominated to be directors) by the directors of the Company, is business proposed (or persons nominated to be directors) by holders of common stock who comply with the notice and disclosure requirements set forth in the Bylaws. In general, the Bylaws require that a stockholder give the Company timely notice of proposed business or nominations in advance of the annual meetings in accordance with the deadlines for such notices set forth therein. In general, the notice must also contain, for example, background information and disclosures about the stockholder proposing the business or nomination, including disclosure of any arrangements with third-parties, including interests in the Company’s stock, the stockholder’s interest in the business, a description of any equity or derivative agreement, arrangement or understanding the proposing stockholder may have related to the Company’s stock that is intended to mitigate loss to, manage risk or benefit from, any share price changes, or increase or decrease the proposing stockholder’s voting power, a representation that the stockholder will appear in person or cause a representative to appear to properly bring such business before the meeting, or nominate any person at the meeting, as applicable, all information that may be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act, if applicable, a representation whether or not the proposing stockholder intends to (a) solicit proxies in support of director nominees in accordance with Rule 14a-19 under the Exchange Act or (b) engage in a solicitation (within the meaning of Exchange Act 14a-1(l)) with respect to the nominee or other business, as applicable, and (with respect to nominations for director) information about the nominee required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act, information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitation statements, the completion of a written questionnaire with respect to the nominee’s background and qualifications, submitting a written representation and agreement that the nominee is not, and will not become, party to certain agreements, arrangements or understandings that, if elected as director, would (i) commit how the nominee were to act or vote on any specific issue or question, (ii) limit or interfere with compliance with a director’s fiduciary duties under applicable law, (iii) comply with all applicable rules of the Company’s listed securities exchange, certificate of incorporation, the Bylaws and all other applicable publicly disclosed governance and other similar policies of the Company, and (iv) provide facts, statements and other communications with the Company and its stockholders that are not misleading,.

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. The Charter provides that approval by the holders of at least 80% of the outstanding voting stock of the Company is required to amend the staggered board provisions previously discussed and certain other provisions. Additionally, the Bylaws provide that approval by the holders of at least two-thirds of the voting power of the outstanding voting stock of the Company is required to amend the Bylaws, including the provisions previously discussed. The combination of our staggered Board, the lack of cumulative voting and these supermajority stockholder voting requirements will make it more difficult for existing stockholders to replace the Company’s Board as well as for another party to obtain control of us by replacing the Company’s Board. Because the Company’s Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Company’s Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

•	the offering price;

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the dates or periods during which the warrants can be exercised;

•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	any special tax implications of the warrants or their exercise;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

•	warrant certificates properly completed; and

•	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the subscription rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

•

the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

•	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•

the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, subscription rights, purchase contracts or any combination of such securities, including subsidiary guarantees of debt securities. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

•

We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•

to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•

to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas, and as to certain of the guarantors, by Steven D. Metzger, Esq., Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of Carriage Services, Inc. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The audited financial statements, schedules, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee		$0
Accounting fees and expenses	$		*
Legal fees and expenses	$		*
Printing and engraving expenses	$		*
Miscellaneous	$		*

Total	$		*

(*)

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate to incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the organizational documents of Carriage.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF CARRIAGE SERVICES, INC.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation (an “officer or director”), or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, if (i) the person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Indemnification may be made against expenses, including attorneys’ fees, judgments, fines and settlements paid in settlement actually and reasonably incurred by the person in connection with the proceeding; except, in an action by or in the right of the corporation, indemnification is limited to expenses, including attorneys’ fees, actually and reasonably incurred in the defense or settlement of the action. Additionally, no indemnification may be made without court order with respect to any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, or with respect to any settlement or expenses incurred in defending a pending action which settled without court approval. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not meet the standard of conduct required by the DGCL.

Section 145(c) provides that, to the extent that a present or former officer or director of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith. Section 145(b) adds that a court may also order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Under Section 145(d) of the DGCL, unless ordered by a court, a corporation may not indemnify an officer or director if the person’s conduct did not satisfy the standards set forth above. The determination as to whether indemnification is permissible must be made as follows: (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

Section 145(g) provides, in general, that a corporation may purchase and maintain insurance on behalf of a person who is or was an director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL. Section 145(f) adds that the indemnification provided by, or granted pursuant to, the DGCL is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article X of our Amended and Restated Certificate of Incorporation (the “Charter”) provides that we will indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she: (1) is or was a director or officer of the Company; or (2) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. Article X further provides that we may also indemnify any employee or agent to the fullest extent permitted under the DGCL. The right to indemnification under Article X of the Charter is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL.

Article 7.0 of our Amended and Restated By-Laws, as amended (the “Bylaws”), also provides that we will indemnify our directors and officers, and are authorized to indemnify employees and agents, to the fullest extent permitted by the DGCL, except: (1) for any breach of their duty of loyalty to the Company or the Company’s stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or (3) for any transaction from which such person derived an improper personal benefit. The Bylaws also permit our Board to authorize the advancement of expenses to any director or officer of the Company, subject to a written undertaking to repay such advance if it is later determined that the indemnitee does not satisfy the standard of conduct required for indemnification. Additionally, pursuant to the Bylaws, the Chairman of our Board is authorized to enter into indemnification contracts with each director and officer of the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF ADDITIONAL REGISTRANTS

The following summarizes the indemnification of the directors and officers of subsidiaries of Carriage Services, Inc. that are additional registrants under this registration statement.

Delaware Additional Registrants

Carriage Funeral Holdings, Inc., CFS Funeral Services, Inc., Carriage Holding Company, Inc., Carriage Management, Inc., Carriage Life Events, Inc., Carriage Pennsylvania Holdings, Inc., Carriage Funeral Management, Inc., Carriage Florida Holdings, Inc., Carriage Services Investment Advisors, Inc., PNCA, Inc., Carriage Operations, Inc., Carriage Services of Tennessee, Inc., each a Delaware corporation (each a “Delaware Corporate Subsidiary”).

The indemnification provisions of the DGCL described in “Indemnification of Directors and Officers of Carriage Services, Inc.” above also relate to the directors and officers of each Delaware Corporate Subsidiary.

The bylaws of each Delaware Corporate Subsidiary contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the DGCL, as amended. In addition, the bylaws of each Delaware Corporate Subsidiary specifically authorize each corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under its bylaws. The bylaws of each Delaware Corporate Subsidiary also permit the corporation to authorize the advancement or reimbursement of expenses to any of its director or officer, subject to a written undertaking by such person to repay such amounts if it is later determined that the indemnitee is not entitled to indemnification.

The certificate of incorporation of each Delaware Corporate Subsidiary contains provisions eliminating a director’s personal liability for monetary damages for breach of fiduciary duty as a director, except in circumstances involving: (i) a breach of a director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) the unlawful payment of dividends or stock purchase or redemption, or (iv) transactions from which a director derived an improper personal benefit.

Carriage Team California (Cemetery), LLC, Carriage Team California (Funeral), LLC, Carriage Team Florida (Cemetery), LLC, Carriage Team Florida (Funeral), LLC, Carriage Services of Ohio, LLC, Carriage Team Kansas, LLC, each a Delaware limited liability company (each, a “Delaware LLC Subsidiary”).

Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”), provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each Delaware LLC Subsidiary contains indemnification provisions that provide for the indemnification of its managers, and authorize the indemnification of its officers, to the fullest extent permitted by the DLLCA, as amended. Each limited liability company agreement expressly acknowledges that such indemnification could involve indemnification for negligence or under theories of strict liability. In addition, the limited liability company agreement of each Delaware LLC Subsidiary specifically authorizes the company to purchase and maintain insurance to protect itself and its managers and officers against any expense, liability or loss, whether or not the company would have the power to indemnify such persons against such expense, liability or loss under its limited liability company agreement. The limited liability company agreement of each Delaware LLC Subsidiary also permits the company to authorize the advancement or reimbursement of expenses to any of its managers, subject to a written undertaking by such person to repay such amounts if it is later determined that the indemnitee is not entitled to indemnification.

The certificate of formation of each Delaware LLC Subsidiary provides that, to the fullest extent permitted by Delaware law, a manager of the company shall not be liable to the company or its members for monetary damages for an act or omission in such manager’s capacity as a manager.

California Additional Registrants

Wilson & Kratzer Mortuaries (“WKM”), Rolling Hills Memorial Park (“RHMP”), Carriage Funeral Services of California, Inc., Carriage Cemetery Services of California, Inc., Cochrane’s Chapel of the Roses, Inc., Horizon Cremation Society, Inc., each a California corporation (each a “California Subsidiary”).

Section 317 of the California Corporations Code (“CCC”) provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The decision to indemnify a person could be made by a majority of the directors who are nor involved in the proceeding, or if such quorum is not obtainable, by approval from independent counsel in a written legal opinion, or by the court in which the proceeding is or was pending. Section 317 of the CCC also provides for certain number of votes in case of stockholder approval of indemnification and excludes the vote of the potentially indemnified person.

Section 317 of the CCC is not exclusive of other indemnification that may be granted by a corporation’s articles of incorporation, bylaws, disinterested director vote, stockholders vote, agreement or otherwise, subject in each case to the applicable limits set forth in Section 204 of the CCC.

Neither the bylaws nor the articles of incorporation of any California Subsidiary, other than WKM, contain provisions regarding the indemnification of directors and officers. The bylaws of WKM contain indemnification provisions providing for the indemnification of its officers and directors to the fullest extent permitted by the CCC.

The articles of incorporation of each California Subsidiary, other than RHMP, provide that the liability of its directors for monetary damages shall be eliminated to the fullest extent permitted by California law.

Connecticut Additional Registrant

Carriage Services of Connecticut, Inc., a Connecticut corporation (the “Connecticut Subsidiary”).

Section 33-756 of the Connecticut Business Corporation Act (the “CBCA”) provides that a director is not liable for action taken as a director, or any failure to take any action, if (1) he acted in good faith, (2) he acted with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (3) in a manner he reasonably believes to be in the best interests of the corporation.

Section 33-779 of the CBCA provides that a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Section 33-770 to 33-778, inclusive of the CBCA.

Section 33-771of the CBCA further provides that a corporation incorporated prior to January 1, 1997 shall, except to the extent that the certificate of incorporation expressly provides otherwise, indemnify any director, officer, employee or agent who is made a party to any proceeding, other than an action by or in the right of the corporation or any proceeding with respect to which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity, against liability incurred in the proceeding if (1) (A) he conducted himself in good faith, and (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation, and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his or her conduct was unlawful or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by subdivision (5) of subsection (b) of Section 33-636 of the CBCA. Termination of a proceeding by judgment, order, settlement or conviction or a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct required by the CBCA.

Section 33-772 of the CBCA provides that a corporation shall indemnify a director or an officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 33-773 permits a corporation to pay expenses incurred by the indemnified party in defending an action, suit or proceeding in advance of final disposition if approved by the board of directors or shareholders and accompanied by (1) a signed written affirmation that the director in good faith believes he complied with the standard of conduct in 33-771(a) and (2) an undertaking by the indemnified party to repay such amounts if it later determined that he is not entitled to indemnification

Unless ordered by a court under Section 33-774 of the CBCA, a corporation may not indemnify a director under Section 33-771 of the CBC (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of Section 33-771 of the CBCA or (2) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

Section 33-777 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation, or who, while a director, officer, employee or agent of the corporation serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity, or arising from his status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify or advance expenses to him against the same liabilities under the CBCA.

Section 33-778 permits a corporation by a provision in its certificate of incorporation or bylaws or in a resolution adopted by its shareholder or directors to obligate itself to provide indemnification in accordance with these provisions or advance funds to pay or reimburse expenses.

Neither the bylaws nor the certificate of incorporation of the Connecticut Subsidiary contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors.

Idaho Additional Registrants

Carriage Cemetery Services of Idaho, Inc. (“CCS Idaho”) and Cloverdale Park, Inc. (“Cloverdale Park”), Idaho corporations (the “Idaho Subsidiaries”).

Section 851 of the Idaho Business Corporation Act (the “IBCA”) provides that a corporation may indemnify any individual who is a party to a proceeding because he is a director, as long as such individual conducted himself in good faith and reasonably believed that his conduct in his official capacity was in the best interest of the corporation, or in all other cases, his conduct was not opposed to the best interests of the corporation, or (in the case of criminal proceedings) he had no reasonable cause to believe his conduct was unlawful. Unless ordered by a court, an Idaho corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred, if it is determined that the director has met the relevant standard of conduct as outlined in the preceding sentence, or in connection with a proceeding with respect to which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity. Section 856 of the IBCA provides that an Idaho corporation may indemnify an officer to the same extent as a director, and if the person seeking indemnification is an officer and not a director, he or she may be indemnified to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for (a) liability in connection with proceeding by or in the right of the corporation other than for reasonable expenses incurred in the proceeding, (b) liability arising out of conduct that constitutes receipt of financial benefit to which he is not entitled, intentional infliction of harm to the corporation or the shareholders, or intentional violation of criminal law.

The bylaws of CCS Idaho expressly adopt Title 30 of the Idaho Code. Neither the articles of incorporation nor the bylaws of Cloverdale Park contain indemnification provisions.

Kentucky Additional Registrant

Carriage Funeral Services of Kentucky, Inc., a Kentucky corporation (the “Kentucky Subsidiary”).

Sections 271B.8-500 through 271B.8-580 of the Kentucky Business Corporation Act (the “KBCA”) govern indemnification of corporate directors and officers. Under the KBCA, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (included attorneys’ fees) in connection with any threatened or pending suit or proceeding, whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another entity, if such director or officer acted in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation, the his conduct was in the corporation’s best interest, and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest, and, (c) in case of criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A Kentucky corporation may not indemnify a director in a suit by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The KBCA provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

The articles of incorporation of the Kentucky Subsidiary provides that, to the fullest extent permitted by Kentucky law, a director of the company shall not be liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director of the company. The bylaws of each Kentucky Subsidiary do not contain indemnification provisions.

Louisiana Additional Registrant

Carriage Services of Louisiana, Inc., a Louisiana corporation (the “Louisiana subsidiary”).

Under Section 83 of the Louisiana Business Corporation Law (the “LBCL”), a Louisiana corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture or other enterprise. Indemnified expenses include attorney fees, judgments, fines, amounts paid in settlement and other expenses actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions by or in the right of the corporation, no indemnity is permitted under Section 83 of the LBCL if the relevant person is determined, in a final non-appealable judgment, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless a court determines otherwise.

If a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action referred to in the previous paragraph or any claim therein, the corporation must indemnify him against expenses actually and reasonably incurred in connection with such matter. Section 83 of the LBCL permits a corporation to pay expenses incurred by the indemnified party in defending an action, suit or proceeding in advance of the final disposition if approved by the board of directors and accompanied by an undertaking by the indemnified party to repay such amounts if it is later determined that he is not entitled to indemnification. Section 83 of the LBCL also authorizes Louisiana corporations to buy liability insurance on behalf of any current or former director, officer, agent or employee. The indemnification and expense advancement provisions contained in Section 83 of the LBCL are not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, shareholder or director authorization or otherwise.

The articles of incorporation of the Louisiana Subsidiary do not contain indemnification provisions. The bylaws of the Louisiana Subsidiary contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the LBCL.

Maryland Additional Registrant

Hubbard Funeral Home, Inc., a Maryland corporation (the “Maryland Subsidiary”).

Section 2-418 of the Maryland General Corporation Law (“MGCL”) permits indemnification of any officer or director made a party to any proceeding by reason of service as an officer or director unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful.

The indemnity may be against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by the director or officer in connection with the proceeding; but, if the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. If the proceeding is one charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, indemnification of the director or officer is not permitted if the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. Under Section 2-418 of the MGCL, the corporation is required to indemnify a director for reasonable expenses incurred if such individual has been successful, on the merits or otherwise, in defense of any proceeding arising out of such individual’s official capacity. Indemnification under the provisions of Maryland law is not deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, bylaws, any resolution of stockholders or directors, any agreement or otherwise.

The bylaws of the Maryland Subsidiary contain provisions providing for the indemnification of officers and directors if the officer or director acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, the bylaws specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under the MGCL.

Massachusetts Additional Registrants

CSI Funeral Services of Massachusetts, Inc., Forastiere Family Funeral Service, Inc., Carriage Insurance Agency of Massachusetts, Inc., Cataudella Funeral Home, Inc. (“Cataudella”), each a Massachusetts corporation (each a “Massachusetts Subsidiary”).

Section 8.51of the Massachusetts Business Corporation Act (“MBCA”) provides that a corporation may indemnify its directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against any director by virtue of his position as a director of the corporation unless he is deemed to have not acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

Section 8.52 of the MBCA provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.56 of the MBCA provides that a corporation may indemnify its officers to the same extent as its directors and, for officers that are not directors, to the extent provided by (i) the articles of organization, (ii) the bylaws, (iii) a vote of the board of directors or (iv) a contract. In all instances, the extent to which a corporation provides indemnification to its officers under Section 8.56 of the MBCA is optional.

Section 8.57 of the MBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to him against such liability.

The articles of organization of each Massachusetts Subsidiary, except Cataudella, contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the MBCA. The bylaws of Cataudella contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the MBCA if: (1)(i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interests of the corporation or that his or her conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) he or she engaged in conduct for which he or she shall not be liable under a provision of the articles of organization authorized by Section 2.03(b)(4) of the MBCA. In addition, the articles of organization of each Massachusetts Subsidiary provide that, to the fullest extent permitted by the MBCA, a director of the company shall not be liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director of the company.

Michigan Additional Registrant

Carriage Funeral Services of Michigan, Inc., a Michigan corporation (the “Michigan Subsidiary”).

Section 450.1561 of the Michigan Business Corporation Act (“MIBCA”) provides that a Michigan corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including an action by or in the right of the corporation to procure judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation, indemnification may only be made for expenses, including attorney’s fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred. Section 450.1563 of the MIBCA states that, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or other in defense of an action, suit, or proceeding, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys’ fee, incurred by him or her in connection with the action, suit or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this section. Section 450.1567 of the MIBCA allows Michigan corporations to purchase and maintain insurance on behalf of any of the persons described above, whether or not the corporation would have the power to indemnify such persons against liability under Sections 561 to 565 of the MIBCA.

The certificate of incorporation and bylaws of the Michigan Subsidiary contain provisions eliminating a director’s personal liability for monetary damages for breach of fiduciary duty as a director, except in circumstances involving: (i) a breach of a director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) the unlawful payment of dividends or stock purchase or redemption, or (iv) transactions from which a director derived an improper personal benefit.

The bylaws of the Michigan Subsidiary contain provisions providing for the indemnification of officers and directors if the officer or director (i) acted in good faith, (ii) acted in a manner he or she reasonably believed to be in the best interest of the corporation or its shareholders, and (iii) submits a written claim for indemnification. In addition, the bylaws specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under its bylaws or the MIBCA.

Nevada Additional Registrants

Carriage Services of Nevada, Inc., Carriage Municipal Cemetery Services of Nevada, Inc., each a Nevada corporation (each a “Nevada Subsidiary”).

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify directors or officers who were, are, or are threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative, by reason of the person’s being or having been an officer or director of the corporation or serving in certain capacities at the request of the corporation. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Neither the bylaws nor the articles of incorporation of the Nevada Subsidiaries contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors.

New Mexico Additional Registrant

Carriage Services of New Mexico, Inc., a New Mexico corporation (the “New Mexico Subsidiary”).

Section 53-11-4.1 of the New Mexico Business Corporation Act (“NMBCA”) empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if the person acted in good faith and (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the best interest of the corporation, and (b) in all other cases, the person’s conduct was at least not opposed to the corporation’s best interest, and (c) with respect to a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1 of the NMBCA. Such section empowers a corporation to maintain insurance or furnish similar protection on behalf of any officer of director against any liability asserted against the person in such capacity whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above. The indemnification provisions described above are not exclusive of any other rights to which an officer of director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

Neither the bylaws nor the articles of incorporation of the New Mexico Subsidiary contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors.

Ohio Additional Registrant

CHC Insurance Agency of Ohio, Inc., an Ohio corporation (the “Ohio Subsidiary”).

Section 1701.13(E)(1) of the Ohio General Corporation Law (“OGCL”) provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses and liability reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that this conduct was unlawful. In connection with any threatened, pending, or completed proceeding, by or in the right of the corporation to procure a judgment in its favor, no indemnification shall be made (subject to certain exceptions) if: (a) such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless and only to the extent that the court in which the proceeding was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper; or (b) the only liability asserted against a director in a proceeding is for the director voting for or assenting to the following: the payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation’s own shares in violation of Ohio law or the corporation’s articles of incorporation; a distribution of assets to shareholders during the winding up of the affairs of the corporation, or on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment; or the making of a loan, other than in the usual course of business, to an officer, director or shareholder of the corporation other than in the case of at the time of the making of the loan, a majority of the disinterested directors of the corporation voted for the loan and, taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation.

Section 1701.13(E) of the OGCL permits a corporation to pay expenses (including attorneys’ fees) incurred by a director, officer, employee or agent as they are incurred, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation’s directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

Section 1701.13(E) of the OGCL states that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under a corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors, or otherwise. In addition, Section 1701.13(E) of the OGCL grants express power to a corporation to purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation

The regulations of the Ohio Subsidiary contain indemnification provisions that provide for the indemnification of its directors and officers if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, the regulations specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under its regulations.

Oklahoma Additional Registrant

Carriage Services of Oklahoma, L.L.C., an Oklahoma limited liability company (the “Oklahoma Subsidiary”).

Section 2003 of the Oklahoma Limited Liability Company Act (“OLLCA”) provides that an Oklahoma limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

Section 2017 of the Oklahoma Limited Liability Company Act (“OLLCA”) provides that the articles of organization or operating agreement of a limited liability company may provide for the indemnification of members or managers of the company. Under the OLLCA, the articles of organization or operating agreement may also eliminate or limit the liability of a member or manager for monetary damages for breach of fiduciary duty, except in circumstances involving (i) a manager’s breach of the duty of loyalty to the company or its members, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, or (iii) any transaction from which the manager derived an improper personal benefit.

The operating agreement of the Oklahoma Subsidiary contains indemnification provisions that provide for the indemnification of its managers and officers to the fullest extent permitted by the OLLCA. In addition, the operating agreement specifically authorizes the company to purchase and maintain insurance to protect itself and its managers and officers against any expense, liability or loss, whether or not the company would have the power to indemnify such persons against such expense, liability or loss under its operating agreement.

Texas Additional Registrant

Carriage Cemetery Services, Inc., a Texas corporation (the “Texas Subsidiary”)

Chapter 8 of the Texas Business Organizations Code (the “TBOC”) permits a corporation to indemnify a director who was, is or is threatened to be a named defendant or respondent in a proceeding as a result of the performance of his duties if such person acted in good faith and, in the case of conduct in the person’s official capacity as a director, in a manner he reasonably believed to be in the best interests of the corporation and, in all other cases, that the person’s conduct was not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful. The TBOC further permits a corporation to eliminate in its charter all monetary liability of the corporation’s directors to the corporation or its stockholders for conduct in performance of such director’s duties.

Sections 8.101 and 8.103 of the TBOC provide that a corporation may indemnify a person who was, is or is threatened to be a named defendant or respondent in a proceeding because the person is or was a director only if a determination is made that such indemnification is permissible under the TBOC: (i) by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum, (ii) by a majority vote of a board committee designated by a majority of disinterested and independent directors and consisting solely of disinterested and independent directors, (iii) by special legal counsel selected by the board of directors or a committee of the board of directors as set forth in (i) or (ii), (iv) by the stockholders in a vote that excludes the shares held by directors who are not disinterested and independent, or (v) by a unanimous vote of the stockholders.

Section 8.104 of the TBOC provides that the corporation may pay or reimburse, in advance of the final disposition of the proceeding, reasonable expenses incurred by a present director who was, is or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 8.101 and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director is not otherwise permitted under the TBOC. Section 8.105 also provides that reasonable expenses incurred by a former director or officer, or a present or former employee or agent of the corporation, who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the action, as the corporation considers appropriate.

Section 8.105 of the TBOC provides that a corporation may indemnify and advance expenses to a person who is not a director, including an officer, employee or agent of the corporation as provided by: (i) the corporation’s governing documents, (ii) an action by the corporation’s governing authority, (iii) resolution by the stockholders, (iv) contract, or (v) common law. As consistent with Section 8.105, a corporation may indemnify and advance expenses to persons who are not directors to the same extent that a corporation may indemnify and advance expenses to directors.

The bylaws of the Texas Subsidiary contain indemnification provisions providing for the indemnification of directors only if it is determined that the director (i) conducted himself in good faith, (ii) reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests; and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. If a director is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory. The bylaws also provide that a court may order the indemnification of a director if the court, upon application of the director, determines that such director is fairly and reasonably entitled to indemnification in view of the relevant circumstances. An officer of the corporation may be indemnified to the same extent as a director who is successful in a proceeding or who applies to a court for indemnification. The bylaws specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under its bylaws or the TBOC.

The articles of incorporation of the Texas Subsidiary provide that, to the fullest extent permitted by Texas law, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director of the corporation.

Virginia Additional Registrants

Fairfax Memorial Funeral Home, L.L.C., a Virginia limited liability company (“Fairfax”), and Calvary Memorial Park, Incorporated, a Virginia corporation (“Calvary” and, together with Fairfax, the “Virginia Subsidiaries”)

Calvary is a corporation organized under the laws of the Commonwealth of Virginia. Sections 13.1-697 through 13.1-702 of the Virginia Stock Corporation Act (“VSCA”) provide for the indemnification of, and advancement of expenses to, directors and officers by the corporation under certain circumstances in connection with liabilities they incur in legal proceedings because of their being or having been a director or officer of the corporation if they acted in good faith and believed their conduct to be in the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The bylaws of Calvary provide that the corporation shall indemnify any person who may serve or who has served as a director or officer, to the fullest extent permitted by law, as applicable, against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon such person in connection with any proceeding in which he or she may become involved by reason of his or her serving or having served in such capacity, as applicable, and reasonably believed to be in or not opposed to the best interests of the corporation. Under Section 13.1-703 of the VSCA, a corporation may purchase insurance on behalf of a director or officer of the corporation covering any liability that person incurs in an official capacity regardless of whether that person could be indemnified under the VSCA.

The VSCA establishes a statutory limit on liability of directors and officers of the corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation to the lesser of (i) the monetary amount, including the elimination of liability, provided for in the articles of incorporation or, if approved by the corporation’s shareholders, the bylaws, or (ii) or the greater of $100,000 or the amount of cash compensation received by the director or officer by the corporation in the twelve months immediately preceding the act or omission for which liability was imposed. However, under the VSCA, the liability of a director or officer will not be limited if the director or officer engaged in willful misconduct or a knowing violation of criminal law or any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

Fairfax is a limited liability company organized under the laws of the Commonwealth of Virginia. Section 13.1-1025 of the Virginia Limited Liability Company Act (“VLLCA”) provides for a limitation on the amount of damages that can be assessed against a member of manager to the lesser of (i) the monetary amount, including the elimination of liability, provided for in the articles of organization or operating agreement or (ii) or the greater of $100,000 or the amount of certain cash compensation specified under the VLLCA provided to the member or manager by the limited liability company in the twelve months immediately preceding the act or omission for which liability was imposed. However, under the VLLCA, the liability of a manager or member will not be limited if the manager or member engaged in willful misconduct or a knowing violation of criminal law.

The operating agreement of Fairfax provides that the company will, to the fullest extent not prohibited by law, indemnify its sole member and any officers appointed by the member for acts or omissions or alleged acts or omissions (whether or not constituting negligence or gross negligence) performed or omitted by the member, or any officers appointed by the manager, on behalf of the company and within the scope of the operating agreement, so long as such acts or omissions are not adjudicated by a court to be unlawful, unless that court determines the actions are nevertheless indemnifiable.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.*

4.1	Indenture, dated as of May 13, 2021, by and among the Company, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 13, 2021.

4.2	Form of 4.25% Senior Notes due 2029 (included with the Indenture filed as Exhibit 4.1). Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed May 13, 2021.

4.3	Second Amended and Restated 2006 Long-Term Incentive Plan. Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 7, 2012. +

4.4	First Amendment to Carriage Services, Inc. Second Amended and Restated 2006 Long-Term Incentive Plan. Incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed March 5, 2014. +

4.5	Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed on November 6, 2013. +

4.6	First Amendment to the Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan. Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 4, 2018. +

4.7	Second and Third Amendments to the Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan. Incorporated by reference to Appendix A and B, respectively, to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2021 and Amendment No. 1 to our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2021. +

4.8	Carriage Services, Inc. 2017 Omnibus Incentive Plan. Incorporated by reference to Appendix A of the Proxy Statement on Schedule 14A filed on April 5, 2017. +

4.9	First Amendment to the Carriage Services, Inc. 2017 Omnibus Incentive Plan. Incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 5, 2021 and Amendment No. 1 to our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2021. +

4.10	Form of Senior Debt Indenture.**

4.11	Form of Subordinated Debt Indenture.**

4.12	Form of Senior Debt Securities.*

4.13	Form of Subordinated Debt Securities.*

4.14	Form of Warrant Agreement, including form of Warrant.*

4.15	Form of Subscription Rights Agreement and Form Subscription Rights Certificate.*

4.16	Form of Purchase Contract.*

4.17	Form of Unit Agreement.*

4.18	Form of Pledge Agreement.*

4.19	Form of Deposit Agreement.*

4.20	Form of Depositary Share.*

Exhibit No.	Description of Exhibit

5.1	Opinion of Porter Hedges LLP with respect to legality of the securities, including consent.**

5.2	Opinion of Steve Metzger, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of Carriage Services, Inc.**

23.1	Consent of Grant Thornton LLP**

23.2	Consent of Porter Hedges LLP (included in Exhibit 5.1).

23.3	Consent of Steve Metzger (included in Exhibit 5.2).

24.1	Power of Attorney (contained in signature pages).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.***

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture. ***

107	Filing Fee Table

*

Carriage will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any depositary shares, warrants, subscription rights, purchase contracts or units, (iii) any additional required opinion of counsel to Carriage as to the legality of the securities offered hereby or (iv) any required opinion of counsel to Carriage as to certain tax matters relative to securities offered hereby.

**	Filed herewith.
***	To be filed under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended.
+	Management contracts and compensatory plans.

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrants are relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of June, 2023.

CARRIAGE SERVICES, INC.

By:	/s/ L. Kian Granmayeh
L. Kian Granmayeh,
Executive Vice President, Chief Financial
Officer & Treasurer (Principal Financial Officer)

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Carriage Services, Inc., hereby, severally constitute and appoint Carlos R. Quezada, L. Kian Granmayeh & Steven D. Metzger, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Carriage Services, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne Melvin C. Payne	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 1, 2023

/s/ L. Kian Granmayeh L. Kian Granmayeh	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 1, 2023

/s/ Adeola Olaniyan Adeola Olaniyan	Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	June 1, 2023

/s/ Carlos R. Quezada Carlos R. Quezada	President, Chief Operating Officer and Vice Chairman of the Board	June 1, 2023

/s/ Donald D. Patteson, Jr. Donald D. Patteson Jr.	Director	June 1, 2023

/s/ Barry K. Fingerhut Barry K. Fingerhut	Director	June 1, 2023

/s/ Douglas Meehan Douglas Meehan	Director	June 1, 2023

/s/ Dr. Achille Messac Dr. Achille Messac	Director	June 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of June, 2023.

CARRIAGE FUNERAL HOLDINGS, INC.
CFS FUNERAL SERVICES, INC.
CARRIAGE HOLDING COMPANY, INC.
CARRIAGE FUNERAL SERVICES OF KENTUCKY, INC.
CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC.
CARRIAGE CEMETERY SERVICES OF IDAHO, INC.
WILSON & KRATZER MORTUARIES
CARRIAGE SERVICES OF CONNECTICUT, INC.
CHC INSURANCE AGENCY OF OHIO, INC.
CARRIAGE SERVICES OF NEW MEXICO, INC.
CARRIAGE CEMETERY SERVICES, INC.
CARRIAGE SERVICES OF NEVADA, INC.
HUBBARD FUNERAL HOME, INC.
CARRIAGE MUNICIPAL CEMETERY SERVICES OF NEVADA, INC.
CARRIAGE CEMETERY SERVICES OF CALIFORNIA, INC.
CARRIAGE MANAGEMENT, INC.
HORIZON CREMATION SOCIETY, INC.
CARRIAGE LIFE EVENTS, INC.
CARRIAGE PENNSYLVANIA HOLDINGS, INC.
CARRIAGE FUNERAL MANAGEMENT, INC.
CARRIAGE FLORIDA HOLDINGS, INC.
CLOVERDALE PARK, INC.
CATAUDELLA FUNERAL HOME, INC.
PNCA, INC.
CARRIAGE OPERATIONS, INC.
CARRIAGE SERVICES OF TENNESSEE, INC. CARRIAGE SERVICES OF LOUISIANA, INC. CALVARY MEMORIAL PARK, INCORPORATED

By:	/s/ L. Kian Granmayeh
L. Kian Granmayeh,
Vice President and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Carriage Funeral Holdings, Inc., CFS Funeral Services, Inc., Carriage Holding Company, Inc., Carriage Funeral Services of Kentucky, Inc., Carriage Funeral Services of California, Inc., Carriage Cemetery Services of Idaho, Inc., Wilson & Kratzer Mortuaries, Carriage Services of Connecticut, Inc., CHC Insurance Agency of Ohio, Inc., Carriage Services of New Mexico, Inc., Carriage Cemetery Services, Inc., Carriage Services of Nevada, Inc., Hubbard Funeral Home, Inc., Carriage Municipal Cemetery Services of Nevada, Inc., Carriage Cemetery Services of California, Inc., Carriage Management, Inc., Horizon Cremation Society, Inc., Carriage Life Events, Inc., Carriage Pennsylvania Holdings, Inc., Carriage Funeral Management, Inc., Carriage Florida Holdings, Inc., Cloverdale Park, Inc., Cataudella Funeral Home, Inc., PNCA, Inc., Carriage Operations, Inc., Carriage Services of Tennessee, Inc., Carriage Services of Louisiana, Inc. and Calvary Memorial Park, Incorporated (collectively, the “Corporations”), hereby, severally constitute and appoint Carlos R. Quezada, L. Kian Granmayeh and Steven D. Metzger, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable each of the Corporations to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn R. Phillips Shawn R. Phillips	President (Principal Executive Officer)	June 1, 2023

/s/ L. Kian Granmayeh L. Kian Granmayeh	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2023

/s/ Steven D. Metzger Steven D. Metzger	Vice President, Secretary and Director	June 1, 2023

/s/ Carlos R. Quezada Carlos R. Quezada	Director	June 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of June, 2023.

CARRIAGE SERVICES OF OKLAHOMA, L.L.C.
CARRIAGE TEAM CALIFORNIA (CEMETERY), LLC
CARRIAGE TEAM CALIFORNIA (FUNERAL), LLC
CARRIAGE TEAM FLORIDA (CEMETERY), LLC
CARRIAGE TEAM FLORIDA (FUNERAL), LLC
CARRIAGE SERVICES OF OHIO, LLC
CARRIAGE TEAM KANSAS, LLC

By:	/s/ L. Kian Granmayeh
L. Kian Granmayeh,
Vice President and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and managers of Carriage Services of Oklahoma, L.L.C., Carriage Team California (Cemetery), LLC, Carriage Team California (Funeral), LLC, Carriage Team Florida (Cemetery), LLC, Carriage Team Florida (Funeral), LLC, Carriage Services of Ohio, LLC, and Carriage Team Kansas, LLC (collectively, the “Companies”), hereby, severally constitute and appoint Carlos R. Quezada, L. Kian Granmayeh and Steven D. Metzger, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable each of the Companies to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn R. Phillips Shawn R. Phillips	President (Principal Executive Officer)	June 1, 2023

/s/ L. Kian Granmayeh L. Kian Granmayeh	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2023

/s/ Steven D. Metzger Steven D. Metzger	Vice President, Secretary and Manager	June 1, 2023

/s/ Carlos R. Quezada Carlos R. Quezada	Manager	June 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of June, 2023.

CARRIAGE FUNERAL SERVICES OF MICHIGAN, INC.

By:	/s/ L. Kian Granmayeh
L. Kian Granmayeh,
Vice President and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Carriage Funeral Services of Michigan, Inc., hereby, severally constitute and appoint Carlos R. Quezada, L. Kian Granmayeh and Steven D. Metzger, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Carriage Funeral Services of Michigan, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rick Garofola Rick Garofola	President and Director (Principal Executive Officer)	June 1, 2023

/s/ Shawn R. Phillips Shawn R. Phillips	Executive Vice President	June 1, 2023

/s/ L. Kian Granmayeh L. Kian Granmayeh	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2023

/s/ Steven D. Metzger Steven D. Metzger	Vice President and Secretary	June 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of June, 2023.

CSI FUNERAL SERVICES OF MASSACHUSETTS, INC.

By:	/s/ L. Kian Granmayeh
L. Kian Granmayeh,
Vice President and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of CSI Funeral Services of Massachusetts, Inc., hereby, severally constitute and appoint Carlos R. Quezada, L. Kian Granmayeh and Steven D. Metzger, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable CSI Funeral Services of Massachusetts, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn R. Phillips Shawn R. Phillips	Chief Executive Officer (Principal Executive Officer)	June 1, 2023

/s/ Frank A. Forastiere Frank A. Forastiere	President and Clerk	June 1, 2023

/s/ L. Kian Granmayeh L. Kian Granmayeh	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2023

/s/ Steven D. Metzger Steven D. Metzger	Vice President, Secretary and Director	June 1, 2023

/s/ Carlos R. Quezada Carlos R. Quezada	Director	June 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of June, 2023.

FORASTIERE FAMILY FUNERAL SERVICE, INC.

By:	/s/ L. Kian Granmayeh
L. Kian Granmayeh,
Vice President and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Forastiere Family Funeral Service, Inc., hereby, severally constitute and appoint Carlos R. Quezada, L. Kian Granmayeh and Steven D. Metzger, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Forastiere Family Funeral Service, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn R. Phillips Shawn R. Phillips	Chief Executive Officer (Principal Executive Officer)	June 1, 2023

/s/ Frank A. Forastiere Frank A. Forastiere	President, Clerk and Director	June 1, 2023

/s/ L. Kian Granmayeh L. Kian Granmayeh	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2023

/s/ Steven D. Metzger Steven D. Metzger	Vice President, Secretary and Director	June 1, 2023

/s/ Carlos R. Quezada Carlos R. Quezada	Director	June 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of June, 2023.

CARRIAGE INSURANCE AGENCY OF MASSACHUSETTS, INC.

By:	/s/ L. Kian Granmayeh
L. Kian Granmayeh,
Vice President and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Carriage Insurance Agency of Massachusetts, Inc., hereby, severally constitute and appoint Carlos R. Quezada, L. Kian Granmayeh and Steven D. Metzger, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Carriage Insurance Agency of Massachusetts, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn R. Phillips Shawn R. Phillips	President (Principal Executive Officer)	June 1, 2023

/s/ L. Kian Granmayeh L. Kian Granmayeh	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2023

/s/ Steven D. Metzger Steven D. Metzger	Vice President, Secretary and Director	June 1, 2023

/s/ Carlos R. Quezada Carlos R. Quezada	Director	June 1, 2023

/s/ Frank A. Forastiere Frank A. Forastiere	Treasurer and Director	June 1, 2023

/s/ JoAnn Skiba JoAnn Skiba	Clerk and Director	June 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of June, 2023.

CARRIAGE SERVICES INVESTMENT ADVISORS, INC.

By:	/s/ L. Kian Granmayeh
L. Kian Granmayeh,
Treasurer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Carriage Services Investment Advisors, Inc., hereby, severally constitute and appoint Melvin C. Payne and L. Kian Granmayeh, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Carriage Services Investment Advisors, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Melvin C. Payne Melvin C. Payne	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	June 1, 2023

/s/ L. Kian Granmayeh L. Kian Granmayeh	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of June, 2023.

COCHRANE’S CHAPEL OF THE ROSES, INC..

By:	/s/ L. Kian Granmayeh
L. Kian Granmayeh,
Vice President and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Cochrane’s Chapel of the Roses, Inc., hereby, severally constitute and appoint Carlos R. Quezada, L. Kian Granmayeh and Steven D. Metzger, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cochrane’s Chapel of the Roses, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn R. Phillips Shawn R. Phillips	President (Principal Executive Officer)	June 1, 2023

/s/ L. Kian Granmayeh L. Kian Granmayeh	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2023

/s/ Steven D. Metzger Steven D. Metzger	Vice President, Secretary and Director	June 1, 2023

/s/ Carlos R. Quezada Carlos R. Quezada	Director	June 1, 2023

/s/ Steve Mora Steve Mora	Director	June 1, 2023

/s/ Justin Luyben Justin Luyben	Director	June 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of June, 2023.

FAIRFAX MEMORIAL FUNERAL HOME, L.L.C.

BY: CARRIAGE FUNERAL HOLDINGS, INC.,
its Sole Member

By:	/s/ L. Kian Granmayeh
L. Kian Granmayeh,
Vice President and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers of Carriage Funeral Holdings, Inc., as sole member of Fairfax Memorial Funeral Home, L.L.C., hereby, severally constitute and appoint Carlos R. Quezada, L. Kian Granmayeh and Steven D. Metzger, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Fairfax Memorial Funeral Home, L.L.C. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn R. Phillips Shawn R. Phillips	President (Principal Executive Officer)	June 1, 2023

/s/ L. Kian Granmayeh L. Kian Granmayeh	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2023

/s/ Steven D. Metzger Steven D. Metzger	Vice President, Secretary and Director	June 1, 2023

/s/ Carlos R. Quezada Carlos R. Quezada	Director	June 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of June, 2023.

ROLLING HILLS MEMORIAL PARK

By:	/s/ L. Kian Granmayeh
L. Kian Granmayeh,
Vice President and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Rolling Hills Memorial Park, hereby, severally constitute and appoint Carlos R. Quezada, L. Kian Granmayeh and Steven D. Metzger, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Rolling Hills Memorial Park to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn R. Phillips Shawn R. Phillips	President (Principal Executive Officer) and Director	June 1, 2023

/s/ L. Kian Granmayeh L. Kian Granmayeh	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2023

/s/ Steven D. Metzger Steven D. Metzger	Vice President, Secretary and Director	June 1, 2023

/s/ Carlos R. Quezada Carlos R. Quezada	Director	June 1, 2023

/s/ Paul D. Elliott Paul D. Elliott	Director	June 1, 2023

/s/ Steve Mora Steve Mora	Director	June 1, 2023

/s/ Justin Luyben Justin Luyben	Director	June 1, 2023

/s/ J.C. Barr J.C. Barr	Director	June 1, 2023